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                                                                    EXHIBIT 21.1


                   SUBSIDIARIES OF NEXSTAR PHARMACEUTICALS, INC.

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     Name of Subsidiary                           Country/State in Which Incorporated
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
NeXstar Pharmaceuticals International, Inc.            United States (Delaware)

NeXstar Pharmaceuticals GmbH                           Germany

NeXstar Farmaceutica, S.A.                             Spain

NeXstar Pharmaceuticals Italia, Srl                    Italy

NeXstar Pharmaceuticals Limited                        United Kingdom

NeXstar Pharmaceuticals International Limited          United Kingdom

NeXstar Farmaceutica Porugal, LDA                      Portugal

NeXstar Pharmaceuticals B.V.                           The Netherlands

NeXstar Pharmaceutique Sarl                            France

NeXstar Pharmaceuticals PTY Limited                    Australia

NeXstar Pharmaceuticals Limited                        Ireland

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